UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported) February 22, 1996

                              CUC International Inc.
           (Exact name of registrant as specified in charter)


             Delaware                1-10308            06-0918165
(State or other jurisdiction     (Commission         (I.R.S. Employer
  of incorporation)              File Number)     Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of principal executive offices)               (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former name or former address, if changed since last report.)





















ITEM 5.   OTHER EVENTS


Post-Merger Financial Results

On January 10, 1996, Retreat Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of CUC International Inc. (the "Company"), was merged (the "Merger") with and into Advance Ross Corporation ("Advance Ross"). As a result of the Merger, Advance Ross became a wholly-owned subsidiary of the Company. The following is a summary of certain interim financial results of the Company, on a consolidated basis, reflecting the combined operations of the Company and Advance Ross, which the Company is required to make publicly available pursuant to the Agreement and Plan of Merger entered into among the Company, Merger Sub and Advance Ross on October 17, 1995.

For the one-month period ended February 10, 1996, the Company had consolidated revenues and net income of approximately $125.5 million and $15 million ($.08 per share), respectively. The weighted average number of Company shares outstanding was approximately 196.5 million.































                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                          (Registrant)





Date: February 22, 1996 By: COSMO CORIGLIANO
                            Cosmo Corigliano - Senior Vice President
                            and Chief Financial Officer
                            (Principal Financial and Accounting
                             Officer)